 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2022
EVOLUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38381	46-1385614
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Newport Center Drive, Suite 1200
Newport Beach, California 92660
(Address of principal executive offices) (Zip Code)

(949) 284-4555
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	EOLS	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☑

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Chief Financial Officer and Executive Vice President, Corporate Development

On March 3, 2022, Evolus, Inc. (the “Company”) announced that Lauren Silvernail, will retire as the Company’s Chief Financial Officer and Executive Vice President, Corporate Development effective as of May 31, 2022 (the “Retirement Date”). Mrs. Silvernail is retiring for personal reasons and there are no disagreements between Mrs. Silvernail and the Company on any matters relating to the Company’s operations, policies, or practices, including accounting principles and practices. A search for a successor to replace Mrs. Silvernail as the Company’s Chief Financial Officer is underway.

In connection with Mrs. Silvernail’s departure, Mrs. Silvernail and the Company entered into a separation agreement and release, dated March 3, 2022 (the “Separation Agreement”), which sets forth the terms of Mrs. Silvernail’s separation from the Company. Pursuant to the Separation Agreement, subject to Mrs. Silvernail agreeing to a release of claims and complying with certain other continuing obligations contained therein, the Company will provide to Mrs. Silvernail, less any applicable withholdings, on the Retirement Date: (i) a lump sum payment equal to 9 months of base salary, (ii) a lump sum payment representing Mrs. Silvernail’s pro-rated 2022 bonus potential, (iii) Company–paid COBRA premiums for continued health insurance through September 30, 2023, and (iv) reimbursement of any business expenses submitted in accordance with the Company’s expense reimbursement policy. Additionally, the Separation Agreement provides for, as of the Retirement Date, an additional one-year of accelerated vesting for certain equity awards issued to Mrs. Silvernail.

The Separation Agreement contains other standard provisions contained in agreements of this nature, including restrictive covenants concerning confidentiality and non-disparagement, and a general release of any and all releasable claims Mrs. Silvernail may have against the Company, its directors, officers and associated persons. The foregoing description of the terms of the Separation Agreement is not complete and is qualified in its entirety by reference to the complete Separation Agreement, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2022.

Item 7.01 Regulation FD Disclosure.

On March 3, 2022, the Company issued a press release announcing the retirement of Mrs. Silvernail. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
99.1	Press Release of Evolus, Inc., dated March 3, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolus, Inc.

Dated: March 4, 2022	/s/ David Moatazedi
David Moatazedi
President and Chief Executive Officer